UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2014

Northern Power Systems Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	000-55184	pending
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Pitman Road, Barre, Vermont		05641
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	802-461-2955

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, Lawrence Willey joined the executive team of Northern Power Systems Corp. (the "Company") as Chief Operating Officer. Mr. Willey, age 56, brings to the Company more than thirty years’ experience in the fields of renewable energy and power technology. From April 2013 to March 2014, Mr. Willey served as Vice President of Energy and Business Services with Energy Northwest, a public utility company, where he led the wind, hydro and solar segments of the business. From 2009 to 2013, Mr. Willey served as Vice President and Chief Operating Officer of Clipper Windpower LLC, a wind turbine manufacturing company, where he managed the entire product delivery lifecycle including engineering, sourcing, manufacturing, installation, operations and services. Prior to joining Clipper, Mr. Willey worked with General Electric (GE) for twenty years, and United Technologies Corporation (UTC) for eleven years, in a variety of roles in nuclear, steam, wind energy and aircraft gas turbines.

There are no relationships between Mr. Willey and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

On June 2, 2014, the Company issued a press release announcing the appointment of Mr. Willey as the Company’s Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

99.1 Press release dated June 2, 2014, issued by Northern Power Systems Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Power Systems Corp.

June 2, 2014	By:	Elliot J. Mark

Name: Elliot J. Mark
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 2, 2014, issued by Northern Power Systems Corp.